CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Kenneth D. Fuller, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Western Asset Managed High Income Fund Inc. (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended February 28, 2015 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Western Asset Managed High Income Fund Inc.	Western Asset Managed High Income Fund Inc.

/s/ Kenneth D. Fuller	/s/ Richard F. Sennett
Kenneth D. Fuller	Richard F. Sennett
Date: April 15, 2015	Date: April 15, 2015

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.